QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             May 3, 2002

The Rouse Company
(Exact name of registrant as specified in its charter)
Maryland	0-1743	52-0735512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10275 Little Patuxent Parkway Columbia, Maryland		21044-3456
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (410) 992-6000

Not Applicable
(Former name or former address, if changed since last report)

        The Rouse Company ("we," "Rouse" or "us") is filing this Amended Current Report on Form 8-K/A to file the financial information attached hereto in connection with the acquisition described in Item 2 below.

Item 2. Acquisition or Disposition of Assets.

        We previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2002 that we, Simon Property Group, Inc. and Westfield America Trust entered into a Purchase Agreement, dated as of January 12, 2002 (the "Purchase Agreement"), by and among Rodamco North America N.V. ("Rodamco"), Westfield America Limited Partnership ("Westfield"), Westfield Growth, LP, Simon Property Group, L.P. ("Simon"), Hoosier Acquisition, LLC, Rouse and Terrapin Acquisition, LLC, whereby Terrapin Acquisition, LLC, Hoosier Acquisition, LLC and Westfield Growth, LP (entities newly formed by Rouse, Simon and Westfield, respectively, and collectively referred to as the "Purchasers") had agreed to purchase substantially all of the assets of Rodamco (the "Acquisition").

        We reported in our initial Current Report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2002 that, on May 3, 2002, we, Simon Property Group, Inc. and Westfield America Trust completed the Acquisition pursuant to the Purchase Agreement, as amended. We announced the completion of the Acquisition on May 6, 2002.

        Our share of the purchase price was approximately $1.59 billion including our share of debt at properties owned by joint ventures that we will account for using the equity method. We paid approximately 605 million euros (approximately $546 million based on exchange rates then in effect) to Rodamco at closing. We also paid approximately $261 million at closing to retire certain obligations of Rodamco and to pay transaction costs. Our share of the debt secured by the properties in which we acquired interests is approximately $675 million (including our share of debt of unconsolidated real estate ventures) and our share of subsidiary perpetual preferred stock assumed by the Purchasers is approximately $24 million. In addition, our share of debt relating to our acquisition of an entity developing a portion of the expansion of Fashion Show, a retail center in Las Vegas, NV is approximately $72 million. The debt secured by the properties we acquired does not include debt encumbering properties to be held by the Purchasers jointly, which totals approximately $14 million. Our share of the purchase price, which is subject to adjustment, was based on (a) the allocated prices of the properties that we acquired, directly or indirectly, (b) our share of the properties we own jointly with Simon and Westfield and (c) our share of Rodamco's obligations retired and transaction expenses for the Acquisition. The aggregate purchase price was determined as a result of negotiations between Rodamco and the Purchasers; our portion of the aggregate purchase price was determined as a result of negotiations among the Purchasers. We incurred additional transaction costs of approximately $14 million in connection with the Acquisition and expect to incur additional transaction costs as certain acquired assets are sold, as discussed below.

        Funds for payment of our portion of the purchase price paid at closing were provided as follows: (a) $284 million from our January 2002 and February 2002 common stock issuances, (b) $392 million borrowed under a bridge loan facility provided by Banc of America Securities, LLC and Banc of America Mortgage Capital Corporation, (c) approximately $111 million from the sale of 12 community retail centers in Columbia, MD, and (d) approximately $20 million from the sale of our 50% interest in Franklin Park in Toledo, OH, as further described below. The bridge loan facility has an initial maturity of six months, and we have the right to extend the maturity on $320 million of the borrowings for an additional six months and on $250 million for another six months.

        The primary assets we acquired include direct or indirect ownership interests in eight regional retail centers, leased primarily to national retailers, which we intend to continue to operate, as forth in the following table:

Property	Interest Acquired	Leasable Mall Space (square feet)	Department Store Space (square feet)	Location

Collin Creek (1)(2)	70%	331,000	790,000	Plano, TX

Lakeside Mall (1)	100%	516,000	961,000	Sterling Heights, MI

North Star (1)(2)	96%	435,000	816,000	San Antonio, TX

Oakbrook Center (4)	47%	842,000	1,425,000	Oakbrook, IL

Perimeter Mall (1)(2)	50%	502,000	779,000	Atlanta, GA

The Streets at Southpoint (3)	94%	590,000	730,000	Durham, NC

Water Tower Place (4)	52%	310,000	510,000	Chicago, IL

Willowbrook (1)(2)	62%	500,000	1,028,000	Wayne, NJ

(1)
As a result of the Acquisition, we own 100% interests in these properties.

(2)
Properties were owned by existing joint ventures between Rodamco and us.

(3)
Property began operations in March 2002.

(4)
Properties are mixed-use projects that include 240,000 square feet of office space at Oakbrook Center and 83,000 square feet of office space and a garage at Water Tower Place.

In the ordinary course of our business, we may dispose of ownership interests in some of these properties but will continue to operate them.

        Other primary assets we acquired include a 100% interest in a parcel of land and building at Collin Creek that is leased to a Dillard's department store and a 99% noncontrolling interest in an entity that is developing a portion of the expansion of Fashion Show on land that is leased from us.

The Purchasers also jointly acquired interests in several other assets, primarily:

  •
  A 50% interest in Westin New York, a hotel under development in New York City;
  •
  A 40% interest in River Ridge Mall, a retail center in Lynchburg, VA;
  •
  Sawmill Place Plaza, a retail center in Columbus, OH;
  •
  A 50% interest in Durham Associates, a partnership that owns and operates South Square Mall, a regional shopping center in Durham, NC that was subject to a contract of sale at the closing date;
  •
  A 59.17% interest in Kravco Investments, L.P., a limited partnership that owns investments in retail centers, primarily in the greater Philadelphia area;
  •
  A 9.84% investment in MerchantWired, a joint venture with other real estate companies to provide broadband telecommunication services to tenants;
  •
  Purchase money notes receivable that arose from the sales of other assets of Rodamco; and
  •
  Urban Retail Properties Co., a property management company that manages properties formerly owned by Rodamco and properties held by others.

Our ownership interest in these jointly held assets is 27.285%. The Purchasers intend to sell the interests in River Ridge Mall, Durham Associates and Sawmill Place Plaza. The Purchasers intend to operate Urban Retail Properties Co. solely to manage properties held by others and are currently developing plans to do so. These plans include significant staffing reductions and will cause the Purchasers to incur significant severance costs. Our share of these and other costs that may be incurred in order to operate Urban Retail Properties Co. in accordance with the Purchasers' intentions are expected to be in the range of $4 million to $6 million. The Purchasers intend to hold the other jointly held investments.

        Shortly before the closing of the Acquisition, we sold our interest in Franklin Park, a retail center in Toledo, OH, to an affiliate of Westfield America Trust for cash proceeds of approximately $20 million. These proceeds were used in the acquisition of the assests of Rodamco.

        We are filing this Amended Current Report on Form 8-K/A to include financial statements specified by Rule 3-14 of Regulation S-X for Collin Creek, Collin Creek-Dillard's, Lakeside Mall, North Star, Oakbrook Center, Perimeter Mall, Water Tower Place, Sawmill Place Plaza, South Square Mall, River Ridge Mall, Kravco Investments, L.P. and Willowbrook and related pro forma financial information. Financial statements for The Streets at Southpoint, the Fashion Show expansion and Westin New York are not included because these properties were under development and had no operations in 2001.

Information relating to forward-looking statements.

        This Amended Current Report on Form 8-K/A includes forward-looking statements which reflect our current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below which could cause actual results to differ materially from historical results or those anticipated. The words "will", "intend", "expect" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The following are among the factors that could cause actual results to differ materially from historical results or those anticipated: (1) risks resulting from economic conditions, local real estate considerations and other factors; (2) dependence on rental income from real property; (3) uncertainties resulting from terrorist attacks; (4) lack of geographical diversification; (5) risks relating to special local economic and environmental conditions in Nevada; (6) real estate development and investment risks liquidity of real estate investments; (7) cost and adequacy of insurance; (8) possible environmental liabilities; (9) competition; (10) compliance with the tax rules applicable to real estate investment trusts; and (11) risks associated with the acquisition of assets from Rodamco. For a more detailed discussion of these and other factors, see Exhibit 99.2 of our Form 10-K for the fiscal year ended December 31, 2001.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

The following financial statements and pro forma financial information are filed as part of this report:

(a)
Financial statements of real estate operations acquired specified by Rule 3-14 of Regulation S-X. See Index to Financial Statements and Pro Forma Financial Information (page F-1).

(b)
Pro forma financial information required pursuant to Article 11 of Regulation S-X. See Index to Financial Statements and Pro Forma Financial Information (page F-1).

(c)
Exhibits:

2.1	Purchase Agreement by and among Rodamco North America N.V., Westfield America Limited Partnership, Westfield Growth, LP, Simon Property Group, L.P., Hoosier Acquisition, LLC, The Rouse Company and Terrapin Acquisition, LLC, dated as of January 12, 2002—incorporated herein by reference from our Current Report on Form 8-K (File No. 0-1743) filed January 16, 2002.
2.2
First Amendment to the Purchase Agreement by and among Rodamco North America N.V., Westfield America Limited Partnership, Westfield Growth, LP, Simon Property Group, L.P., Hoosier Acquisition, LLC, The Rouse Company and Terrapin Acquisition, LLC, dated as of May 3, 2002—previously filed in our initial Current Report on Form 8-K (File No. 0-1743) filed May 17, 2002.
23.1	Consent of KPMG LLP, Independent Auditors
23.2	Consent of Greer & Walker, LLP, Independent Auditors
23.3	Consent of Ernst & Young, LLP, Independent Auditors

        The financial statements for Lakeside Mall, North Star, Oakbrook Center, Water Tower Place, Collin Creek-Dillard's and Sawmill Place Plaza included in this Form 8-K/A were audited by Arthur Andersen LLP ("Arthur Andersen"). After reasonable efforts, we have not been able to obtain the consent of Arthur Andersen to include or incorporate by reference its audit reports with respect to these financial statements in various of our registration statements under the Securities Act of 1933 (the "Securities Act") for use in connection with future offerings under those registration statements. Accordingly, investors in future offerings under those registration statements that include or incorporate by reference Arthur Andersen's audit reports will not have a remedy against Arthur Andersen under Section 11 of the Securities Act for any material misstatements or omissions in those financial statements because Arthur Andersen will not have consented to the inclusion or incorporation by reference of its audit reports in those registration statements.

        In addition, on June 15, 2002, Arthur Andersen was convicted of federal obstruction of justice arising from the government's investigation of Enron Corp. and is also the subject of civil proceedings related to Enron Corp. As a result, investors may have no effective remedy against Arthur Andersen in connection with any claim arising out of the financial statements audited by Arthur Andersen.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ROUSE COMPANY
Date:	July 19, 2002	By	/s/ JEFFREY H. DONAHUE Jeffrey H. Donahue Executive Vice-President and Chief Financial Officer
Date:	July 19, 2002	By	/s/ MELANIE M. LUNDQUIST Melanie M. Lundquist Vice-President and Corporate Controller

INDEX TO FINANCIAL STATEMENTS AND
PRO FORMA FINANCIAL INFORMATION

        The following historical financial statements and pro forma financial information are presented in accordance with Rule 3-14 and Article 11, respectively, of Regulation S-X of the Securities and Exchange Commission. The historical financial statements have been audited only for the respective properties' most recent fiscal years as the transactions relating to the acquired real estate operations are not with related parties and we, after reasonable inquiry, are not aware of any material factors related to the properties not otherwise disclosed that would cause the reported financial information not to be necessarily indicative of future operating results except as to interest expense related to certain mortgage debt assumed and new debt issued by us to finance the acquisition of these interests in retail centers and as to related depreciation and amortization. A discussion of material factors we considered in assessing the properties is included in the introductory language regarding the pro forma financial statements beginning on page F-54. In addition, since most of the interests in the properties will be directly or indirectly owned by entities that intend to be treated as REITs for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable. However, as interests in certain of the acquired real estate operations will be owned by our taxable REIT subsidiaries, we have included adjustments to record the pro forma income tax expense.

PAGE
LAKESIDE MALL LIMITED PARTNERSHIP
Report of Independent Public Accountants	F-3
Historical Statement of Operations Year Ended December 31, 2001	F-4
Notes to Historical Statement of Operations	F-5-6
THE NORTH STAR MALL JOINT VENTURE
Report of Independent Public Accountants	F-7
Historical Statement of Operations Year Ended December 31, 2001	F-8
Notes to Historical Statement of Operations	F-9-10
OAK BROOK URBAN VENTURE, L.P.
Report of Independent Public Accountants	F-11
Historical Statement of Operations Year Ended December 31, 2001	F-12
Notes to Historical Statement of Operations	F-13-15
WATER TOWER JOINT VENTURE
Report of Independent Accountants	F-16
Historical Statement of Operations Year Ended December 31, 2001	F-17
Notes to Historical Statement of Operations	F-18-19
PLANOLE STORE, L.P.
Report of Independent Accountants	F-20
Historical Statement of Operations Year Ended December 31, 2001	F-21
Notes to Historical Statement of Operations	F-22-23
SAWMILL PLACE PLAZA ASSOCIATES
Report of Independent Accountants	F-24
Historical Statement of Operations Year Ended December 31, 2001	F-25
Notes to Historical Statement of Operations	F-26-27

DURHAM ASSOCIATES
Report of Independent Auditors	F-28
Historical Statement of Operations For the Year Ended December 31, 2001	F-29
Notes to Historical Statement of Operations	F-30-32
RIVER RIDGE LIMITED PARTNERSHIP
Report of Independent Auditors	F-33
Historical Statement of Operations For the Year Ended December 31, 2001	F-34
Notes to Historical Statement of Operations	F-35-36
KRAVCO INVESTMENTS, L.P.
Report of Independent Auditors	F-37
Consolidated Statement of Income and Certain Expenses Year Ended December 31, 2001	F-38
Notes to Consolidated Statement of Income and Certain Expenses	F-39-41
SUBJECT PROPERTIES
Independent Auditors Report	F-42
Combined Statement of Revenues and Certain Expenses Year Ended December 31, 2001	F-43
Notes to Combined Statement of Revenues and Certain Expenses	F-44-45
THE ROUSE COMPANY AND SUBSIDIARIES
Introductory language regarding Unaudited Pro Forma Condensed Consolidated Financial Statements	F-46-48
Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2002 (unaudited)	F-49
Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2001 (unaudited)	F-50
Pro Forma Condensed Consolidated Statement of Operations for the Three Months ended March 31, 2002 (unaudited)	F-51
Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)	F-52-54

Report of Independent Public Accountants

To The Partners
Lakeside Mall Limited Partnership:

        We have audited the accompanying Historical Statement of Operations (Historical Statement) of Lakeside Mall Limited Partnership (the "Partnership") for the year ended December 31, 2001. This Historical Statement is the responsibility of the partners of the Partnership. Our responsibility is to express an opinion on the Historical Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Statement. An audit also includes assessing the accounting principles used and significant estimates made by the partners of the Partnership, as well as evaluating the overall presentation of the Historical Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Historical Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ("SEC"), as described in Note 1. The presentation is not intended to be a complete presentation of the Partnership's revenues and expenses.

        In our opinion, the Historical Statement referred to above presents fairly, in all material respects, certain operating revenues and expenses of the Partnership for the year ended December 31, 2001, in conformity with the rules and regulations of the SEC as described in Note 1.

        This report is intended solely for the information and use of the partners of the Partnership and for filing with the SEC and is not intended to be and should not be used by anyone other than these specified parties.

                      Arthur Andersen LLP

February 22, 2002
Chicago, Illinois

LAKESIDE MALL LIMITED PARTNERSHIP

Historical Statement of Operations (Note 1)
Year Ended December 31, 2001
(000's omitted)

Shopping center revenues:
Minimum rents	$17,197
Percentage rents	543
Recoveries from tenants	10,981
Other	2,699

31,420

Shopping center expenses:
Real estate taxes	2,502
Utilities	1,783
Repairs and maintenance	3,377
Marketing	1,187
Management fees	802
Insurance	340
Other operating	1,566

11,557

Operating income	$19,863

See accompanying notes to statement of operations.

LAKESIDE MALL LIMITED PARTNERSHIP

Notes to Historical Statement of Operations
Year Ended December 31, 2001
($000's omitted)

(1)    Basis of Presentation

        The accompanying historical statement of operations for Lakeside Mall Limited Partnership (the "Partnership") is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. The historical statement of operations is not representative of the actual operations for the year ended December 31, 2001, as certain revenues and expenses, which may not be comparable to the revenues and expenses expected to be incurred in the future operations have been excluded. Revenues and expenses excluded consist of interest income, mortgage interest, and depreciation and amortization.

(2)    Summary of Significant Accounting Policies

  (a)    Investment Property

        Repair and maintenance expenses are charged to operations as incurred. Significant betterments and improvements are capitalized and depreciated over their estimated useful lives.

  (b)    Revenue Recognition

        Minimum rent is recognized on a straight-line basis over the terms of the related leases.

        Recognition of contingent rental income (i.e. percentage/excess rent) is deferred until the specified target (i.e., breakpoint) that triggers the contingent rental income is achieved.

  (c)    Income Taxes

        No provision for Federal income taxes has been made in the accompanying financial statements as the liability for any such taxes is that of the partners rather than the Partnership.

  (d)    Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the partners of the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(3)    Leases

        The Partnership has determined that all leases relating to the shopping center are properly classified as operating leases; therefore, rental income is reported when earned. Leases with tenants range in term from one to 25 years and provide for fixed minimum rents and reimbursement of operating costs. In addition, some of the leases provide for additional rent based upon percentages of tenant sales volumes.

        Minimum lease payments to be received in the future under the above lease agreements are as follows at December 31, 2001:

2002	$5,409
2003	13,885
2004	12,397
2005	9,755
2006	7,892
Thereafter	16,693

$76,031

(4)    Management Fees

        Costs for services provided by Urban Retail Properties Co. to the Partnership for property management for 2001 were $802. The Partnership was required to pay management fees equal to 4.0% of receipts, as defined, including base rent, percentage rent, parking revenues and miscellaneous income.

Report of Independent Public Accountants

To The Partners
The North Star Mall Joint Venture:

        We have audited the accompanying Historical Statement of Operations (Historical Statement) of The North Star Mall Joint Venture (the "Venture") for the year ended December 31, 2001. This Historical Statement is the responsibility of the partners of the Venture. Our responsibility is to express an opinion on the Historical Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Statement. An audit also includes assessing the accounting principles used and significant estimates made by the partners of the Venture as well as evaluating the overall presentation of the Historical Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Historical Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ("SEC") as described in Note 1. The presentation is not intended to be a complete presentation of the Venture's revenues and expenses.

        In our opinion, the Historical Statement referred to above presents fairly, in all material respects, certain operating revenues and expenses of the Venture for the year ended December 31, 2001, in conformity with the rules and regulations of the SEC as described in Note 1.

        This report is intended solely for the information and use of the partners of the Venture and for filing with the SEC and is not intended to be and should not be used by anyone other than these specified parties.

                      Arthur Andersen LLP

February 22, 2002
Chicago, Illinois

THE NORTH STAR MALL JOINT VENTURE

Historical Statement of Operations (Note 1)
Year Ended December 31, 2001
($000's omitted)

Shopping center revenues:
Minimum rents	$18,885
Percentage rents	647
Recoveries from tenants	8,636
Other	2,724

30,892

Shopping center expenses:
Real estate taxes	3,198
Utilities	1,685
Repairs and maintenance	2,667
Management fees	794
Insurance	206
Other operating	1,863

10,413

Operating income	$20,479

See accompanying notes to statement of operations.

THE NORTH STAR MALL JOINT VENTURE

Notes to Historical Statement of Operations
Year Ended December 31, 2001
($000's omitted)

(1)    Basis of Presentation

        The accompanying historical statement of operations for The North Star Mall Joint Venture (the "Venture") is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. The historical statement of operations is not representative of the actual operations for the year ended December 31, 2001, as certain revenues and expenses, which may not be comparable to the revenues and expenses expected to be incurred in the future operations have been excluded. Revenues and expenses excluded consist of interest income, mortgage interest, and depreciation and amortization.

(2)    Summary of Significant Accounting Policies

  (a)    Investment Property

        Repair and maintenance expenses are charged to operations as incurred. Significant betterments and improvements are capitalized and depreciated over their estimated useful lives.

  (b)    Revenue Recognition

        Minimum rent is recognized on a straight-line basis over the terms of the related leases.

        Recognition of contingent rental income (i.e. percentage/excess rent) is deferred until the specified target (i.e., breakpoint) that triggers the contingent rental income is achieved.

  (c)    Income Taxes

        No provision for Federal income taxes has been made in the accompanying financial statements as the liability for any such taxes is that of the partners rather than the Venture.

  (d)    Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the partners of the Venture to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(3)    Leases

        The Venture has determined that all leases relating to the shopping center are properly classified as operating leases; therefore, rental income is reported when earned. Leases with tenants range in term from one to 50 years and provide for fixed minimum rents and reimbursement of operating costs. In addition, some of the leases provide for additional rent based upon percentages of tenant sales volumes.

        Minimum lease payments to be received in the future under the above lease agreements are as follows at December 31, 2001:

2002	$6,757
2003	15,262
2004	14,417
2005	12,642
2006	10,240
Thereafter	41,313

$110,631

(4)    Management Fees

        Costs for services provided by Urban Retail Properties Co. to the Venture for property management for 2001 were $794. The Venture was required to pay management fees equal to 4.0% of receipts, as defined, including base rent, percentage rent, parking revenues and miscellaneous income.

Report of Independent Public Accountants

To The Partners
Oak Brook Urban Venture, L.P.:

        We have audited the accompanying Historical Statement of Operations (Historical Statement) of Oak Brook Urban Venture, L.P. (the "Venture") for the year ended December 31, 2001. This Historical Statement is the responsibility of the General Partner of the Venture. Our responsibility is to express an opinion on the Historical Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Statement. An audit also includes assessing the accounting principles used and significant estimates made by the General Partner of the Venture, as well as evaluating the overall presentation of the Historical Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Historical Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ("SEC") as described in Note 1. The presentation is not intended to be a complete presentation of the Venture's revenues and expenses.

        In our opinion, the Historical Statement referred to above presents fairly, in all material respects, certain operating revenues and expenses of the Venture for the year ended December 31, 2001, in conformity with the rules and regulations of the SEC as described in Note 1.

        This report is intended solely for the information and use of the partners of the Venture and for filing with the SEC and is not intended to be and should not be used by anyone other than these specified parties.

                      Arthur Andersen LLP

February 22, 2002
Chicago, Illinois

OAK BROOK URBAN VENTURE, L.P.

Historical Statement of Operations (Note 1)
Year Ended December 31, 2001
($000's omitted)

Shopping center and office revenues:
Minimum rents	$30,937
Percentage rents	3,055
Recoveries from tenants	11,939
Other	1,071

47,002

Shopping center and office expenses:
Real estate taxes	3,154
Utilities	1,694
Repairs and maintenance	6,019
Marketing	401
Management fees	1,094
Insurance	591
Other operating	877
Ground rent and related interest	5,396

19,226

Operating income	$27,776

See accompanying notes to statement of operations.

OAK BROOK URBAN VENTURE, L.P.

Notes to Historical Statement of Operations
Year Ended December 31, 2001
($000's omitted)

(1)    Basis of Presentation

        The accompanying historical statement of operations for Oak Brook Urban Venture, L.P. (the "Venture") is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. The historical statement of operations is not representative of the actual operations for the year ended December 31, 2001, as certain revenues and expenses, which may not be comparable to the revenues and expenses expected to be incurred in the future operations have been excluded. Revenues and expenses excluded consist of interest income, mortgage interest, depreciation and amortization, and write-off of assets.

(2)    Summary of Significant Accounting Policies

  (a)    Investment Property

        Repair and maintenance expenses are charged to operations as incurred. Significant betterments and improvements are capitalized and depreciated over their estimated useful lives.

  (b)    Revenue Recognition

        Minimum rent is recognized on a straight-line basis over the terms of the related leases.

        Recognition of contingent rental income (i.e. percentage/excess rent) is deferred until the specified target (i.e., breakpoint) that triggers the contingent rental income is achieved.

  (c)    Income Taxes

        No provision for Federal income taxes has been made in the accompanying financial statement as the liability for any such taxes is that of the partners rather than the Venture.

  (d)    Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the General Partner of the Venture to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(3)    Leases

  (a)    As Property Lessor

        The Venture has determined that all leases relating to the retail and office are properly classified as operating leases; therefore, rental income is reported when earned. Leases with tenants range in terms from one to 40 years and provide for fixed minimum rents and reimbursement of operating costs. In addition, some of the leases provide for additional rent based upon percentages of tenant sales volumes.

        Minimum lease payments to be received in the future under the above lease agreements are as follows at December 31, 2001:

2002	$28,582
2003	26,652
2004	24,754
2005	22,593
2006	19,355
Thereafter	56,499

$178,435

  (b)    As Property Lessee

        On December 31, 1990, the Venture sold the land underlying Oakbrook Center for $75,000 ("ground sale-leaseback proceeds" or "Lessor Base Amount") and leased it back for a period of 50 years with options to renew for an additional 49 years. For financial reporting purposes, the ground sale-leaseback proceeds were accounted for as a financing transaction. Minimum annual rent to the ground lessor accrues at 5% of the Lessor Base Amount, a portion of which may be deferred based on available cash flow (as defined) from Oakbrook Center. Deferred amounts accrue interest at 5% per annum. In 2001, the Venture reported rent expense of $3,750 of which payment of $1,950 has been deferred. Interest has been accrued and deferred of $1,646 in 2001 on the deferred balance.

        Payment of the portion of the annual rent of $3,750 in excess of the minimum annual payment is deferred to the extent that the rental income is inadequate to (i) pay all expenses (including debt service), (ii) provide an amount equal to the excess of 5.5% of gross revenues over property management fees actually paid to the property manager (currently 2.5% of gross revenues) and (iii) allow the lessee to recover a 10% yield on its investment (as defined) in Oakbrook Center (cumulative from the date of the amendment, subject to certain limitations). So long as the lessee has recouped such 10% yield, the rental income in excess of expenses (including debt service and minimum annual rental) is used to pay the deferred annual rental plus a yield thereon of 5%. Excess rental income remaining after payment of the deferred annual rental plus the 5% yield will be used as follows: (i) the lessee is entitled to retain $1,250 per annum cumulative plus a yield thereon of 5% per annum and (ii) 50% of any remaining amount of rental income will be paid to the lessor as participating rent and 50% will be retained by the lessee.

        No participating rent is owing upon the sale of the lessee's interest in the Oakbrook Ground Lease, unless the lessee elects to cause the ground lessor to join in the sale. If the lessee desires to sell its leasehold interest, the ground lessor has a right of first refusal and (if it does not elect to exercise the right of first refusal and purchase the lessee's interest) a right to approve (in its reasonable discretion) the transferee. If the lessee elects to cause the ground lessor to join in the sale, the combined net proceeds (after payment of the debt) would be divided between the ground lessor and lessee as follows: (i) the lessee would first be entitled to recoup its investment (as defined) in the project, plus any shortfalls in the 10% yield thereon (subject to certain limitations); (ii) next, the ground lessor would be entitled to any deferred annual rental plus a yield thereon of 5% per annum; (iii) next, the ground lessor would be entitled to $75,000; (iv) next, the lessee would be entitled to $25,000 plus any shortfalls in its 5% yield thereon (although the amount described in this sentence may instead have to be paid over to the ground lessor, to the extent that the ground lessor has not otherwise received from all rent and its share of sale proceeds $75,000 plus a 10% internal rate of return thereon from the commencement of the term of the ground lease, subject to a limitation based on what would be owing on the 10% internal rate of return if calculated as of the 50th anniversary of the lease); and (v) the balance is split 50% to the ground lessor and 50% to the lessee.

        Pursuant to the Oakbrook Ground Lease, the lessor has the option, commencing fourteen years after the amendment of the Oakbrook Ground Lease, to put the property to the lessee for cash or, at the option of the Venture, Units in USC, L.P. at a price based, in general, upon the ground rent for the twelve calendar month period preceding the exercise of the put. In calculating the price of the ground lease, the ground rent, as adjusted, is capitalized at a rate not lower than 40 basis points (.4%) plus The NAREIT Equity Real Estate Investment Trust Index. Several adjustments are made in calculating the application of the cash flow to ground rent for purposes of the put, including the following: (i) the ground lessor will be limited, as to rent deferred from prior years, to 5% of the balance thereof, (ii) the ground lessor will be limited to 10% of its investment and 10% of the cumulatively deferred yield (instead of the full deferred amount), subject to various limitations, (iii) as to the $1,250 per annum described above, the lessee will be limited to $1,250 for the current year plus 5% of the balance owing for previous years and (iv) capital expenditures and principal amortization are excluded from the expenses used in calculating the cash flow for purposes of determining the ground rent to capitalize.

        In December 2001, the lessor contracted to sell its ground lease position to the lessee for $76,600. The transaction is expected to close in March 2002.

(4)    Management Fees

        Costs for services provided by Urban Retail Properties Co. to the Venture for property management for the year ended December 31, 2001 were $1,094. The Venture was required to pay management fees equal to 2.5% of gross revenues, as defined.

Report of Independent Public Accountants

To The Partners
Water Tower Joint Venture:

        We have audited the accompanying Historical Statement of Operations (Historical Statement) of Water Tower Joint Venture and its consolidated subsidiary, Water Tower LLC, (collectively, the "Venture"), for the year ended December 31, 2001. This Historical Statement is the responsibility of the partners of the Venture. Our responsibility is to express an opinion on the Historical Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Statement. An audit also includes assessing the accounting principles used and significant estimates made by the partners of the Venture, as well as evaluating the overall presentation of the Historical Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Historical Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ("SEC") as described in Note 1. The presentation is not intended to be a complete presentation of the Venture's revenues and expenses.

        In our opinion, the Historical Statement referred to above presents fairly, in all material respects, certain operating revenues and expenses of the Venture for the year ended December 31, 2001, in conformity with the rules and regulations of the SEC as described in Note 1.

        This report is intended solely for the information and use of the partners of the Venture and for filing with the SEC and is not intended to be and should not be used by anyone other than these specified parties.

                      Arthur Andersen LLP

February 22, 2002
Chicago, Illinois

WATER TOWER JOINT VENTURE AND SUBSIDIARY

Historical Statement of Operations (Note 1)
Year Ended December 31, 2001
($000's omitted)

Shopping center and office revenues:
Minimum rents	$21,984
Percentage rents	973
Recoveries from tenants	20,226
Other	3,353

46,536

Shopping center and office expenses:
Real estate taxes	9,518
Utilities	3,134
Repairs and maintenance	6,106
Marketing	543
Management fees	883
Insurance	397
Other operating	959

21,540

Operating income	$24,996

See accompanying notes to statement of operations.

WATER TOWER JOINT VENTURE AND SUBSIDIARY

Notes to Historical Statement of Operations
Year Ended December 31, 2001
($000's omitted)

(1)    Basis of Presentation

        The accompanying historical statement of operations for Water Tower Joint Venture and its consolidated subsidiary, Water Tower LLC, (collectively, the "Venture") is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. The historical statement of operations is not representative of the actual operations for the year ended December 31, 2001, as certain revenues and expenses, which may not be comparable to the revenues and expenses expected to be incurred in the future operations have been excluded. Revenues and expenses excluded consist of interest income, mortgage interest, and depreciation and amortization.

(2)    Summary of Significant Accounting Policies

  (a)    Investment Property

        Repair and maintenance expenses are charged to operations as incurred. Significant betterments and improvements are capitalized and depreciated over their estimated useful lives.

  (b)    Revenue Recognition

        Minimum rent is recognized on a straight-line basis over the terms of the related leases.

        Recognition of contingent rental income (i.e. percentage/excess rent) is deferred until the specified target (i.e., breakpoint) that triggers the contingent rental income is achieved.

  (c)    Income Taxes

        No provision for Federal income taxes has been made in the accompanying financial statements as the liability for any such taxes is that of the partners rather than the Venture.

  (d)    Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the partners of the Venture to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(3)    Leases

        The Venture has determined that all leases relating to the retail and office space are properly classified as operating leases; therefore, rental income is reported when earned. Leases with tenants range in term from one to 35 years and provide for fixed minimum rents and reimbursement of operating costs. In addition, some of the leases provide for additional rent based upon percentages of tenant sales volumes.

        Minimum lease payments to be received in the future under the above lease agreements are as follows at December 31, 2001:

2002	$19,964
2003	19,037
2004	18,262
2005	16,412
2006	13,872
Thereafter	42,432

$129,979

(4)    Management Fees

        Costs for services provided by Urban Retail Properties Co. to the Venture for property management for 2001 were $883. The Venture was required to pay management fees equal to 3.0% of base rent, percentage rent, and certain common area maintenance recoveries and escalations, excluding real estate tax recoveries.

Report of Independent Public Accountants

To The Partners
Planole Store, L.P.:

        We have audited the accompanying Historical Statement of Operations (Historical Statement) of Planole Store, L.P. (Collin Creek—Dillard's) (the "Partnership") for the year ended December 31, 2001. This Historical Statement is the responsibility of the partners of the Partnership. Our responsibility is to express an opinion on the Historical Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Statement. An audit also includes assessing the accounting principles used and significant estimates made by the partners of the Partnership, as well as evaluating the overall presentation of the Historical Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Historical Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ("SEC"), as described in Note 1. The presentation is not intended to be a complete presentation of the Partnership's revenues and expenses.

        In our opinion, the Historical Statement referred to above presents fairly, in all material respects, certain operating revenues and expenses of the Partnership for the year ended December 31, 2001, in conformity with the rules and regulations of the SEC as described in Note 1.

        This report is intended solely for the information and use of the partners of the Partnership and for filing with the SEC and is not intended to be and should not be used by anyone other than these specified parties.

                      Arthur Andersen LLP

February 22, 2002
Chicago, Illinois

PLANOLE STORE, L.P.
(COLLIN CREEK—DILLARD'S)

Historical Statement of Operations (Note 1)
Year Ended December 31, 2001
(000's omitted)

Shopping center revenues:
Minimum rents	$1,290
Percentage rents	319

1,609

Shopping center expenses (note 3)	—

Operating income	$1,609

See accompanying notes to statement of operations.

PLANOLE STORE, L.P.
(COLLIN CREEK—DILLARD'S)

Notes to Historical Statement of Operations
Year Ended December 31, 2001
($000's omitted)

(1)    Basis of Presentation

        The accompanying historical statement of operations for Planole Store, L.P. (Collin Creek—Dillard's) (the "Partnership") is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. The historical statement of operations is not representative of the actual operations for the year ended December 31, 2001, as certain revenues and expenses, which may not be comparable to the revenues and expenses expected to be incurred in the future operations have been excluded. Revenues and expenses excluded consist of interest income, mortgage interest, and depreciation and amortization.

(2)    Summary of Significant Accounting Policies

  (a)    Revenue Recognition

        Minimum rent is recognized on a straight-line basis over the term of the related lease.

        Recognition of contingent rental income (i.e. percentage/excess rent) is deferred until the specified target (i.e., breakpoint) that triggers the contingent rental income is achieved.

  (b)    Income Taxes

        No provision for Federal income taxes has been made in the accompanying financial statements as the liability for any such taxes is that of the partners rather than the Partnership.

  (c)    Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the partners of the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(3)    Leases

        The Partnership has determined that the lease relating to Collin Creek—Dillard's is properly classified as an operating lease; therefore, rental income is reported when earned. The lease provides for fixed minimum rent and additional rent based upon percentage of sales volume. The tenant is responsible for all operating expenses including real estate taxes and insurance.

        Minimum lease payments to be received in the future under the above lease agreement are as follows at December 31, 2001:

2002	$1,290
2003	1,290
2004	1,290
2005	1,290
2006	1,290
Thereafter	108

$6,558

Report of Independent Public Accountants

To The Partners
Sawmill Place Plaza Associates:

        We have audited the accompanying Historical Statement of Operations (Historical Statement) of Sawmill Place Plaza Associates (the "Partnership") for the year ended December 31, 2001. This Historical Statement is the responsibility of the partners of the Partnership. Our responsibility is to express an opinion on the Historical Statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Statement. An audit also includes assessing the accounting principles used and significant estimates made by the partners of the Partnership, as well as evaluating the overall presentation of the Historical Statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Historical Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ("SEC"), as described in Note 1. The presentation is not intended to be a complete presentation of the Partnership's revenues and expenses.

        In our opinion, the Historical Statement referred to above presents fairly, in all material respects, certain operating revenues and expenses of the Partnership for the year ended December 31, 2001, in conformity with the rules and regulations of the SEC as described in Note 1.

        This report is intended solely for the information and use of the partners of the Partnership and for filing with the SEC and is not intended to be and should not be used by anyone other than these specified parties.

                      Arthur Andersen LLP

February 22, 2002
Chicago, Illinois

SAWMILL PLACE PLAZA ASSOCIATES

Historical Statement of Operations (Note 1)
Year Ended December 31, 2001
(000's omitted)

Shopping center revenues:
Minimum rents	$1,767
Percentage rents	2
Recoveries from tenants	539
Other	8

2,316

Shopping center expenses:
Real estate taxes	245
Utilities	74
Repairs and maintenance	204
Management fees	128
Insurance	19
Other operating	82

752

Operating income	$1,564

See accompanying notes to statement of operations.

SAWMILL PLACE PLAZA ASSOCIATES

Notes to Historical Statement of Operations
Year Ended December 31, 2001
($000's omitted)

(1)    Basis of Presentation

        The accompanying historical statement of operations for Sawmill Place Plaza Associates (the "Partnership") is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. The historical statement of operations is not representative of the actual operations for the year ended December 31, 2001, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations have been excluded. Expenses excluded consist of interest expense, and depreciation and amortization.

(2)    Summary of Significant Accounting Policies

        (a)    Investment Property

        Repair and maintenance expenses are charged to operations as incurred. Significant betterments and improvements are capitalized and depreciated over their estimated useful lives.

        (b)    Revenue Recognition

        Minimum rent is recognized on a straight-line basis over the terms of the related leases.

        Recognition of contingent rental income (i.e. percentage/excess rent) is deferred until the specified target (i.e., breakpoint) that triggers the contingent rental income is achieved.

        (c)    Income Taxes

        No provision for Federal income taxes has been made in the accompanying financial statements as the liability for any such taxes is that of the partners rather than the Partnership.

        (c)    Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the partners of the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(3)    Leases

        The Partnership has determined that all leases relating to the shopping center are properly classified as operating leases; therefore, rental income is reported when earned. Leases with tenants range in term from one to 26 years and provide for fixed minimum rents and reimbursement of operating costs. In addition, some of the leases provide for additional rent based upon percentages of tenant sales volumes.

        Minimum lease payments to be received in the future under the above lease agreements are as follows at December 31, 2001:

2002	$1,623
2003	1,459
2004	1,230
2005	1,095
2006	1,015
Thereafter	8,919

$15,341

(4)    Management Fees

        Costs for services provided by Urban Retail Properties Co. to the Partnership for property management for 2001 were $128. The Partnership was required to pay management fees equal to 5.5% of receipts, as defined.

Report of Independent Auditors

The Partners
Durham Associates:

        We have audited the accompanying historical statement of operations ("historical statement") of Durham Associates (a general partnership) for the year ended December 31, 2001. This historical statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on the historical statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1. The presentation is not intended to be a complete presentation of the Partnership's revenues and expenses.

        In our opinion, the historical statement referred to above presents fairly, in all material respects, certain operating revenues and expenses of Durham Associates, as described in Note 1, for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

        The accompanying historical statement has been prepared assuming that Durham Associates will continue as a going concern. As discussed in Note 4 to the historical statement, subsequent to December 31, 2001 two major tenants and several small shop tenants are vacating the mall pending the opening of a competing mall in the area. This loss of revenue raises substantial doubt about Durham Associates' ability to continue as a going concern. Management's plans regarding this matter are also discussed in Note 4. The historical statement does not include any adjustments that might result from the outcome of this uncertainty.

                      Greer & Walker, LLP

February 1, 2002

DURHAM ASSOCIATES
(A General Partnership)

Historical Statement of Operations
Year Ended December 31, 2001
($000's omitted)

Revenues:
Base rents	$5,244
Percentage rents	188
Ground rents	12
Other tenant charges	4,201
Other income	38

9,683

Expenses:
Common area maintenance	1,227
Exterior landscape maintenance	71
Food court maintenance	89
General expenses	138
Heating and air conditioning	454
Insurance	66
Management and other fees	225
Marketing	636
Parking lot maintenance	175
Security	402
Taxes	438
Utilities	61
Bad debt expense	47

4,029

Operating income	$5,654

See accompanying notes.

DURHAM ASSOCIATES
(A General Partnership)

Notes to Historical Statement of Operations
For the Year Ended December 31, 2001
($000's omitted)

(1)    Significant Accounting Policies

        (a)    Organization

        Durham Associates (the "Partnership") is a North Carolina general partnership organized to own and operate South Square Mall (the Mall), a regional shopping center located in Durham, North Carolina. The Partnership is owned equally by South Durham Associates, Ltd., a North Carolina limited partnership, and Hexalon Real Estate, Inc. (HRE), a Delaware corporation.

        (b)    Basis of Presentation

        The accompanying historical statement of operations for the Partnership is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. The historical statement of operations is not representative of the actual operations for the year ended December 31, 2001, as certain revenues and expenses, which may not be comparable to the revenues and expenses expected to be incurred in future operations, have been excluded in the determination of operating income. Revenues and expenses excluded consist of interest income on short-term investments, mortgage interest expense, depreciation and amortization, and a loss on disposal of fixed assets.

        (c)    Accounting Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

        (d)    Income Taxes

        The Partnership is not subject to federal or state income taxes. The partners are required to include their share of partnership income or loss in their respective income tax returns.

        (e)    Rental Revenue Recognition and Credit Risk

        Rental revenue is recognized by the straight-line method over the terms of tenant leases. Accrued rental revenue arises from tenant leases that provide for lease payments on other than a straight-line basis. If a tenant fails to comply with the terms of its lease, an accounting loss equal to the accrued rental revenue for that tenant would be charged to operations.

        The Partnership leases space to many small retail shops and several large anchor stores, which are subject to regional and national consumer buying trends. The Partnership does not generally require collateral from national tenants. Security deposits equal to one month's rent are generally required from local or regional tenants.

        (f)    Partners' Share of Profits and Losses

        The Partnership's net income (excluding depreciation and amortization, which are allocated to South Durham Associates, Ltd.) is allocated to the partners first in accordance with certain of the cash distribution procedures; and the balance, 50% to HRE and 50% to South Durham Associates, Ltd.

        (g)    Payments and Distributions

        Cash flows from operations are to be distributed as follows:

  •
  HRE and South Durham Associates, Ltd. shall receive in proportionate amounts their additional capital, as defined, loaned (together with outstanding interest) to the Partnership subsequent to their original contributions.

  •
  HRE shall receive an annual preference payment of $300. To the extent there is insufficient cash flow in any year to make such payment, the unpaid portion shall be carried forward.

  •
  The balance of cash flow distributions in each year will be paid equally to HRE and South Durham Associates, Ltd.

        (h)    Marketing Cost

        The Partnership expenses marketing costs as incurred. Marketing expenses for 2001 were $636.

(2)    Tenant Leases

        The rental property is leased to tenants for terms ranging from 2 to 20 years, pursuant to leases that are accounted for as operating leases. Minimum future rentals on the noncancelable leases are as follows:

	Ground Rent and Outparcel Rents	Anchors	Small Shops	Total
2002	$236	$725	$3,400	$4,361
2003	217	392	3,035	3,644
2004	217	392	2,772	3,381
2005	217	392	2,117	2,726
2006	—	294	1,436	1,730
Thereafter	—	—	1,152	1,152

Total	$887	$2,195	$13,912	$16,994

        Considering the subsequent events referred to in Note 4, the above minimum future rentals for the Small Shops will be negatively impacted due to the co-tenancy clauses in certain of the tenants' leases and management's efforts to terminate leases prior to the natural expiration of current leases in place. The amount of such impact cannot be estimated by management with any degree of certainty. However, it is anticipated that such amount will be significant.

        Income from percentage rent is accrued when target conditions are met. Percentage rental income was $188 in 2001.

(3)    Related Party Transactions

        The Partnership pays management fees to a related company that operates the mall. Management fees of $191 were incurred in 2001.

        The Partnership pays a specialty leasing commission to a related company. The commission is calculated at 20% of specialty rents collected up to $200, and 10% of specialty rents collected in excess of $200. Specialty leasing commissions of $34 were incurred in 2001.

(4)    Subsequent Event and Uncertainty

        The accompanying historical statement has been prepared assuming that Durham Associates will continue as a going concern. Construction of a competing mall in the vicinity of South Square Mall is substantially complete and scheduled to open March 8, 2002. Two of the three anchor tenants of South Square Mall have executed early lease terminations accelerating their lease terminations to June 30, 2002 and the earlier of March 31, 2002 or 30 days after the opening of their store at the competing mall, respectively. Management is projecting that small shop vacancy will be approximately 40% by the end of first quarter 2002 with an additional 10% vacancy by the end of April 2002.

        With only one remaining anchor, one ground rent, two outparcel rents and the anticipated small shop lease terminations, rental revenues for the property are expected to decline dramatically during 2002. Management is implementing strategies to reduce the operating expenses of the mall and is considering various options for the mall property. The historical statement of operations does not include any adjustments to reflect the possible future effects on the recoverability of assets or the amount of liabilities that may result from the possible inability of Durham Associates to continue as a going concern.

Report of Independent Auditors

The Partners
River Ridge Limited Partnership:

        We have audited the accompanying historical statement of operations ("historical statement") of River Ridge Limited Partnership for the year ended December 31, 2001. The historical statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on the historical statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1. The presentation is not intended to be a complete presentation of the Partnerships' revenues and expenses.

        In our opinion, the historical statement referred to above presents fairly, in all material respects, certain operating revenues and expenses of River Ridge Limited Partnership, as described in Note 1, for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

                      Greer & Walker, LLP

January 30, 2002

RIVER RIDGE LIMITED PARTNERSHIP

Historical Statement of Operations
Year Ended December 31, 2001
($000's omitted)

Revenues:
Base rents	$4,421
Percentage rents	133
Ground rents	42
Other tenant charges	4,309
Other income	105

9,010

Expenses:
Common area maintenance	1,092
Exterior landscape maintenance	88
Food court maintenance	75
General expenses	101
Heating and air conditioning	282
Insurance	116
Management and other fees	361
Marketing	561
Parking lot maintenance	102
Security	277
Taxes	384
Utilities	280
Bad debt expense	93

3,812

Operating income	$5,198

See accompanying notes.

RIVER RIDGE LIMITED PARTNERSHIP

Notes to Historical Statement of Operations
For the Year Ended December 31, 2001
($000's omitted)

(1)    Significant Accounting Policies

        (a)    Organization

        River Ridge Limited Partnership (the "Partnership") is a limited partnership which was formed to construct, operate, manage, and lease River Ridge Mall in Lynchburg, Virginia. Initial rental operations began on October 1, 1980 (the opening date).

        (b)    Basis of Presentation

        The accompanying historical statement of operations for the Partnership is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. The historical statement of operations is not representative of the actual operations for the year ended December 31, 2001, as certain revenues and expenses, which may not be comparable to the revenues and expenses expected to be incurred in future operations, have been excluded in the determination of operating income. Revenues and expenses excluded consist of interest income on short-term investments, mortgage interest expense, depreciation and amortization, and a loss on disposal of fixed assets.

        (c)    Accounting Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

        (d)    Income Taxes

        The Partnership is not subject to federal or state income taxes. The partners are required to include their share of partnership income or loss in their respective income tax returns.

        (e)    Rental Revenue Recognition and Credit Risk

        Rental revenue is recognized by the straight-line method over the terms of tenant leases. Accrued rental revenue arises from tenant leases that provide for lease payments on other than a straight-line basis. If a tenant fails to comply with the terms of its lease, an accounting loss equal to the accrued rental revenue for that tenant would be charged to operations.

        The Partnership leases space to many retail shops and one anchor store. This anchor tenant accounted for approximately 8% of rental revenue during 2001 and 2000. The tenants' financial stability is subject to regional and national consumer buying trends. The Partnership does not generally require collateral from national tenants. Security deposits equal to one month's rent are generally required from local or regional tenants.

        (f)    Partners' Share of Profits and Losses

        Net profits and losses from operations (excluding depreciation and amortization, which are allocated to the general partner) are allocated 60% to the general partner and 40% to the limited partner.

        (g)    Payments and Distributions

        The limited partner receives a cumulative annual 6.95% return on its preferred capital contribution. In December 1996, the Partnership distributed excess borrowed funds which, effective

January 1, 1997, reduced the preferred capital contribution of the limited partner from $5,215 to $2,469. The cumulative annual return ($172 for the year ended December 31, 2001) is accounted for as interest expense of the Partnership. In addition, the limited partner receives a non-cumulative annual payment from "cash return" (as defined) equal to the lesser of:

    •
    60% of all percentage rents or

    •
    the amount which, when added to the 6.95% return referred to above, will equal 9.59% of the preferred capital contribution.

        To the extent "normalized cash return" (as defined) for the second twelve months of operation exceeded the limited partner's preference, such excess is distributed to the general partner each year. This amount, $849, is the General Partner Payment.

        Subsequent to the second twelve months of operation, "cash return" (as defined) in excess of the limited partner's preference, the General Partner Payment and a payment to the general partner for percentage rents, is distributed 60% to the general partner and 40% to the limited partner.

        (h)    Marketing Cost

        The Partnership expenses marketing costs as incurred. Marketing expenses for 2001 were $561.

(2)    Tenant Leases

        The rental property is leased to tenants for terms ranging from 1 to 20 years, pursuant to leases that are accounted for as operating leases. Minimum future rentals on the noncancelable leases are as follows:

2002	$3,957
2003	3,605
2004	3,328
2005	2,610
2006	1,663
Thereafter	2,393

$17,556

        Income from percentage rent is accrued when target conditions are met. Percentage rental income was $133 in 2001.

(3)    Related Party Transactions

        The Partnership pays management fees to a related company that operates the shopping center. Fees are calculated at 3% of amounts received from tenants. Management fees of $267 were incurred in 2001.

        The Partnership also pays management advisory fees to a related company. Fees are calculated at 0.5% of amounts received from tenants. Management advisory fees of $45 were incurred in 2001.

        The Partnership pays a specialty leasing commission to a related company. The commission is calculated at 20% of specialty rents collected up to $200, and 10% of specialty rents collected in excess of $200. Specialty leasing commissions of $49 were incurred in 2001.

        Base rents and other tenant charges include $99 received from a related company in 2001.

Report of Independent Auditors

To the Partners of
Kravco Investments, L.P.

        We have audited the accompanying consolidated statement of income and certain expenses of Kravco Investments, L.P. for the year ended December 31, 2001. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated statement of income and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated statement of income and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated statement of income and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying consolidated statement of income and certain expenses of Kravco Investments, L.P. was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of The Rouse Company as described in Note 1, and is not intended to be a complete presentation of Kravco Investment L.P.'s revenues and expenses.

        In our opinion, the consolidated statement of income and certain expenses referred to above presents fairly, in all material respects, the income and certain expenses described in note 1 of Kravco Investments, L.P. for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

                      Ernst & Young LLP

Philadelphia, Pennsylvania
May 30, 2002

KRAVCO INVESTMENTS, L.P.

Consolidated Statement of Income and Certain Expenses
Year ended December 31, 2001
(In thousands)

Income:
Rentals:
Minimum	$17,900
Percentage	474
Reimbursements from tenants	15,474
Interest income on loans receivable	1,857
Equity in earnings of unconsolidated real estate investments	19,157
Sundry	1,507

56,369

Expenses:
Real estate taxes	3,809
Common area expenses	5,044
Utilities	4,558
Management fees	1,551
Other property expenses	2,828
Interest and amortization of deferred financing costs	7,641
Depreciation	2,882
Amortization of deferred leasing costs	968

29,281
Operating income	27,088
Minority interest	(10,716)

Income in excess of certain expenses	$16,372

See accompanying notes.

KRAVCO INVESTMENTS, L.P.

Notes to Consolidated Statement of Income and Certain Expenses
Year ended December 31, 2001
(In thousands)

(1)    Background and Summary of Significant Accounting Policies

        (a)    Background

        Kravco Investments, L.P., a Pennsylvania limited partnership ("KI") is primarily engaged in, directly or indirectly, the acquisition, development, and investment in real estate assets (the "Properties"). Certain interests in KI are expected to be acquired in part by The Rouse Company, who will subsequently file a Current Report on Form 8-K with the Securities and Exchange Commission.

        (b)    Basis of Presentation

        The accompanying consolidated statement of income and certain expenses has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statement is not representative of the actual operations of KI for the year ended December 31, 2001 as certain expenses that may not be comparable to the expenses expected to be incurred in the proposed future operations have been excluded. Expenses excluded consist of the amortization of the difference between KI's investments in the entities that hold title to the Properties and KI's percentage interest in the underlying net assets of those entities.

        The accompanying consolidated statement of income and certain expenses includes the income and certain expenses of KI and its majority-owned and controlled subsidiaries. Intercompany transactions have been eliminated. The name and location of the Properties held by these subsidiaries as follows:

Property	Location
Dekalb Shopping Center	King of Prussia, PA
Oxford Valley Mall	Langhorne, PA
One Oxford Valley	Langhorne, PA
Lincoln Plaza Shopping Center	Langhorne, PA
Henderson Square Shopping Center	King of Prussia, PA

        KI has investments in several entities, which it accounts for under the equity method. The name and location of the Properties held by these entities is as follows:

Property	Location
Bangor Mall	Bangor, ME
King of Prussia Mall	King of Prussia, PA
Montgomery Mall	Montgomeryville, PA
Quakerbridge Mall	Lawrence, NJ
Whitehall Mall	Whitehall, PA

        (c)    Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect various amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

        (d)    Recognition of Rental Income

        Minimum rent is recognized on a straight-line basis over the lease terms regardless of when payments are due.

        Percentage rents are accrued for those tenants whose sales volumes at December 31 exceed the minimum annual base sales amounts under their leases.

        (e)    Income Taxes

        In conformity with the Internal Revenue Code and applicable state and local tax statutes, taxable income or loss of KI is required to be reported in the tax returns of the partners in accordance with the terms of the respective partnership agreement and, accordingly, no provision has been made in the accompanying financial statement for federal, state, or local income taxes.

(2)    Equity in Earnings of Unconsolidated Real Estate Investments

        The following represents income and certain expenses of the entities that are accounted for under the equity method:

Income:
Rentals:
Minimum	$63,292
Percentage	4,440
Reimbursements from tenants	51,176
Sundry	5,561

124,469
Expenses:
Real estate taxes	10,483
Common area expenses	20,745
Utilities	14,092
Management fees	3,743
Other property expenses	3,378
Interest and amortization of deferred financing costs	23,988
Depreciation	11,958
Amortization of deferred leasing costs	4,811

93,198
Operating income	31,271
Operating income allocated to other investors*	(12,114)

Income in excess of certain expenses	$19,157

*
Operating income of the respective entities is generally allocated based upon the respective ownership percentages of all the investors.

(3)    Leases

        KI, its majority owned and controlled subsidiaries, and the entities accounted for under the equity method earn rental income under operating leases with retail tenants, which contain renewal options. Leases generally provide for minimum rentals plus percentage rentals based on the tenants' sales volume and also require each tenant to pay a portion of real estate taxes and common area expenses. In addition, the majority of leases provide for the tenants to pay utility charges to KI based on specified rates.

        The following is a schedule by year of future minimum rental payments on noncancelable operating leases as of December 31, 2001 for all Properties including those accounted for under the equity method and does not include any amounts due as percentage rent or upon the exercise of renewal options:

Year ending December 31:
2002	$78,967
2003	75,174
2004	68,628
2005	63,010
2006	50,133
Thereafter	169,650

$505,562

(4)    Related Party Transactions

        Management fees were paid to an affiliate pursuant to the terms of a management agreement, generally at the rate of 4-5% of gross rentals and of other amounts received plus certain other rates on selected income items. The majority of the agreements are on a month-to-month basis.

        KI has notes receivable from two individuals who have ownership interests in entities that are partners of KI. These loans were made to the two individuals at the time of formation of KI to purchase certain interests in Lehigh Valley Associates (Lehigh) that are to be contributed to KI upon receipt of certain consents. Interest accrues at the prime rate plus 2% and is payable to the extent of the cash distributions of Lehigh to the two individuals. Interest earned in 2001 amounted to $1,857. The loans are guaranteed by a partner of KI.

Independent Auditors' Report

The Board of Directors
The Rouse Company

        We have audited the accompanying combined statement of revenues and certain expenses of the Subject Properties, as defined in note 1, for the year ended December 31, 2001. This combined financial statement is the responsibility of management. Our responsibility is to express an opinion on this combined financial statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

        As described in note 2, the accompanying combined statement of revenues and certain expenses excludes certain expenses that would not be comparable with those resulting from the proposed future operations of the Subject Properties. The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission Rule 3-14 of Regulation S-X and is not intended to be a complete presentation of the Subject Properties' revenues and expenses.

        In our opinion, the statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses (described in note 2) of the Subject Properties for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

                      KPMG LLP

Baltimore, Maryland
June 21, 2002

SUBJECT PROPERTIES

Combined Statement of Revenues and Certain Expenses
Year ended December 31, 2001
(in thousands)

Revenues:
Minimum rents	$47,847
Percentage rents	1,077
Temporary tenant rents	3,957
Charges for common facilities	11,818
Charges for heating, ventilating, air conditioning and power	4,814
Charges for real estate taxes	7,683
Charges for other recoverable expenses	1,533
Other	2,137

80,866

Certain expenses:
Management costs:
Management fee	2,756
On-site and other	903
Other general and administrative expenses	1,045
Temporary tenant expenses	424
Marketing expenses	544
Common facilities expenses	10,183
Heating, ventilating, air conditioning and power expenses	3,063
Real estate taxes	8,804
Other recoverable expenses	1,493
Building maintenance expenses	165

29,380

Revenues in excess of certain expenses	$51,486

The accompanying notes are an integral part of this statement.

SUBJECT PROPERTIES

Notes to Combined Statement of Revenues and Certain Expenses
Year ended December 31, 2001

(1)    Background

        Effective May 3, 2002, The Rouse Company ("Rouse"), Simon Property Group, Inc. and Westfield America Trust (collectively, the "purchasers") purchased substantially all of the assets of Rodamco North America N.V. ("Rodamco"). In connection with the purchase, affiliates of the purchasers entered into a Joint Purchase Agreement that specified the assets that each acquired. In addition to other assets, Rouse acquired Rodamco's interest in three regional retail centers (the "Subject Properties") that prior to the transaction were owned by joint ventures, the owners of which were affiliates of Rodamco and Rouse. The Subject Properties consist of Perimeter Mall in Atlanta, GA, Willowbrook in Wayne, NJ and Collin Creek in Plano, TX.

(2)    Summary of Significant Accounting Policies and Other Matters

        (a)    Basis of Presentation

        The accompanying combined statement of revenues and certain expenses relates to the Subject Properties and has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, it is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Rouse in the proposed future operations of the Subject Properties have been excluded. Expenses excluded consist of mortgage interest and depreciation and amortization.

        (b)    Minimum Rents

        The straight-line basis is used to recognize minimum rent revenues under leases which provide for varying rents over their terms.

        (c)    Percentage Rents

        Percentage rent revenues are considered earned when a tenant's sales exceed the minimum annual sales volume required for percentage rent under the terms of the lease agreement.

        (d)    Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the revenues and expenses recognized during the reporting period. Actual results could differ from those estimates.

        (e)    Management Agreements

        The Subject Properties have management agreements with affiliates of Rouse that provide for management fees to affiliates of Rouse of 3.5% of "total earned income," as defined, and for reimbursement of certain direct costs, including on-site management costs incurred in operating the retail centers.

        The management agreements also provide, among other things, for the payment to affiliates of Rodamco and Rouse of fees for services provided in connection with development projects, as defined, and for payments to affiliates of Rouse of annual fees (centralized charges) for reimbursement of home-office and off-site costs incurred in operating the retail centers. The centralized charges, subject to annual increases for changes in the Consumer Price Index, were $378,000 in 2001.

(3)    Tenant Leases

        Space in the Subject Properties is leased to approximately 465 tenants. In addition to minimum rents, the majority of the leases provide for percentage rents when the tenants' sales volumes exceed stated amounts as well as other rents which reimburse the Subject Properties for certain of their operating expenses.

        The total minimum rents to be received from tenants under noncancellable operating leases in effect at December 31, 2001, relating to the Subject Properties, are as follows (in thousands):

2002	$47,944
2003	45,159
2004	41,599
2005	37,188
2006	33,195
Subsequent to 2006	82,233

Total	$287,318

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

        Effective May 3, 2002, the Purchasers purchased substantially all of the assets of Rodamco. In connection with the purchase, affiliates of the Purchasers entered into a Joint Purchase Agreement that specified the assets each would acquire. The primary assets we acquired are ownership interests in eight regional shopping centers, land and a building leased to a department store at one of the regional shopping centers and an interest in an entity that is developing a portion of an expansion of one of our existing properties. Of these eight interests in regional shopping centers, four were owned prior to the transaction by joint ventures between Rodamco and us. We manage the properties of three of these ventures (Collin Creek, Perimeter Mall and Willowbrook), which have been collectively reported herein as the "Subject Properties." The Purchasers also jointly acquired interests in several other assets.

        On May 17, 2002, we filed an initial Current Report on Form 8-K disclosing the completion of the acquisition. This Amended Current Report on Form 8-K/A dated July 19, 2002 includes financial statements of acquired real estate operations specified by Rule 3-14 of Regulation S-X ("Rule 3-14") and unaudited pro forma condensed consolidated financial statements required by Article 11 of Regulation S-X.

Primary Assets:

        Lakeside Mall is a regional shopping center located in Sterling Heights, MI. The center was constructed in 1976. The center contains approximately 516,000 square feet of leasable mall space and five department stores (Hudson's, Hudson's Men & Home, JCPenney, Lord & Taylor and Sears) totaling 961,000 square feet of space. The center produced mall space sales of approximately $415 per square foot in 2001 and was 85% occupied at December 31, 2001.

        North Star is a regional shopping center located in San Antonio, TX. The property was owned by an existing joint venture between Rodamco and us. The center was constructed in 1960, and was most recently expanded in 1986. The center contains approximately 435,000 square feet of leasable mall space and five department stores (Dillard's, Foley's, Macy's, Mervyn's and Saks Fifth Avenue) totaling 816,000 square feet of space. The center produced mall space sales of $511 per square foot in 2001 and was 96% occupied at December 31, 2001.

        Oakbrook Center is a mixed-use project located in Oakbrook, IL that consists of a retail component and an office component. The project was constructed in 1962, and was substantially renovated in 1991. The retail component contains approximately 842,000 square feet of leasable mall space and six department stores (Lord & Taylor, Marshall Field's, Neiman-Marcus, Nordstrom, Saks Fifth Avenue and Sears) totaling 1,425,000 square feet of space. The retail component produced mall space sales of $417 per square foot in 2001 and was 96% occupied at December 31, 2001. The office component contains approximately 240,000 square feet of space and was approximately 78% occupied at December 31, 2001.

        Water Tower Place is a mixed-use project located in Chicago, IL that consists of retail, office and garage components. The project was constructed in 1976. The retail component of the project consists of 310,000 square feet of leasable mall space and two department stores (Marshall Field's and Lord & Taylor) totaling 510,000 square feet of space. The retail component produced mall space sales of $485 per square foot in 2001 and was 98% occupied at December 31, 2001. The office component contains approximately 83,000 square feet of space and was approximately 96% occupied at December 31, 2001.

        Collin Creek is a regional shopping center located in Plano, Texas. The center was constructed in 1981, and was renovated in 1992. The center contains approximately 331,000 square feet of leasable mall space and five department stores (Dillard's, Foley's, JCPenney, Mervyn's California and Sears) totaling 790,000 square feet of space. The center produced mall space sales of approximately $350 per square foot in 2001 and was 91% occupied at December 31, 2001. Planole Store, L.P. owns land and a 176,000 square foot building leased to a Dillard's department store at Collin Creek. The lease requires annual minimum rentals, and contingent rentals based on sales levels. The lease expires in 2007, and the lessee has four five year options to renew.

        Perimeter Mall is a regional shopping center located in Atlanta, Georgia. The center was constructed in 1971, and was substantially renovated in 1998. The center contains approximately 502,000 square feet of leasable mall space and four department stores (Macy's, Nordstrom, Rich's and Rich's Furniture Store) totaling 779,000 square feet of space. The center produced mall space sales of approximately $360 per square foot in 2001 and was 97% occupied at December 31, 2001.

        Willowbrook is a regional shopping center located in Wayne, NJ. The center was constructed in 1969, and was substantially renovated in 1988. The center contains approximately 500,000 square feet of leasable mall space and four department stores (Bloomingdale's, Lord & Taylor, Macy's and Sears) totaling 1,028,000 square feet of space. The center produced mall space sales of $483 per square foot in 2001 and was 99% leased at December 31, 2001.

        These centers and the retail components of the mixed-use projects are leased primarily to national retailers. Substantially all of the mall space leases in each of the properties provide for the recovery of operating expenses and for contingent rentals based on tenant sales levels in addition to minimum rentals. Most of the leases also provide for increases in minimum rentals over their terms. These projects are in good condition and are among the dominant centers in their respective markets. We intend to operate them so as to maintain their competitive positions and, after reasonable inquiry, are not aware of any material factors that would cause the reported information not to be necessarily indicative of future operating results.

Other Acquired Real Estate Operations:

        Sawmill Place Plaza is a community center located in Columbus, OH. The project was constructed in 1988, and consists of approximately 193,000 square feet of leasable space. The project was 73% occupied at December 31, 2001. South Square Mall is a regional shopping center located in Durham, NC. The center was under contract for sale at the acquisition date. The sale is expected to be completed in August 2002. River Ridge Mall is a regional shopping center located in Lynchburg, VA. The center was constructed in 1980. The center contains approximately 203,000 square feet of leasable mall space and five department stores (Belk, Hecht's, JCPenney, Sears and Value City) totaling 581,000 square feet of space. The center produced mall space sales of $307 per square foot in 2001 and was 92% occupied at December 31, 2001. The Purchasers intend to sell the interests in these properties. However, with the exception of South Square Mall, it is not probable that these interests will be sold within twelve months.

        Kravco Investments, L.P. ("Kravco") owns direct and indirect interests in ten retail projects. These assets consist of regional shopping centers and community centers located principally in the greater Philadelphia area. After reasonable inquiry, we are not aware of any material factors that would cause the reported information not to be necessarily indicative of future operating results.

        The following unaudited pro forma condensed consolidated financial statements are based upon our consolidated financial statements and the statements of revenues and certain expenses of the acquired real estate operations described above, adjusted to give effect to the purchase of such assets. The pro forma condensed consolidated balance sheet and statements of operations are provided to illustrate the effects of the acquisition on us. These statements reflect how our balance sheet might have appeared at March 31, 2002, if the acquisition had been consummated at that date, and how our statements of operations for the year ended December 31, 2001, and the three months ended March 31, 2002, might have appeared if the acquisition had been consummated at the beginning of these respective periods. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of our results of operations or financial position that would have occurred had the acquisition occurred at the beginning of the periods presented or on the date indicated, nor are they necessarily indicative of our future results of operations or financial position.

        These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our audited consolidated financial statements and the audited statements of revenues and certain expenses specified by Rule 3-14 included elsewhere in this report. The unaudited pro forma adjustments are based upon certain assumptions included in the notes to the unaudited pro forma condensed consolidated financial statements.

THE ROUSE COMPANY AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2002
(Unaudited)
(In thousands)

	The Rouse Company and Subsidiaries (Historical)	Allocated Purchase Price (Note 1)	Pro Forma Adjustments (Note 2)		The Rouse Company and Subsidiaries (Pro Forma Combined)
Assets
Property
Operating properties, net	$3,514,654	$1,064,200	$112,734	(a)	$4,691,588
Properties in development	226,548	—	811	(a)	227,359
Properties held for sale	68,782	—	(55,975	)(b)	12,807
Investment land and land held for development and sale	296,360	—	—		296,360

Total property	4,106,344	1,064,200	57,570		5,228,114
Investments in and advances to unconsolidated real estate ventures	278,004	261,410	(9,993 (3,878	)(a) )(b)	525,543
Prepaid expenses, receivables under finance leases and other assets	370,945	51,897	5,639	(a)	428,481
Accounts and notes receivable	76,909	3,108	667	(a)	80,684
Investments in marketable securities	22,333	—	—		22,333
Cash and cash equivalents	286,831	(821,019)	2,624 131,625 412,148	(a) (b) (c)	12,209

Total	$5,141,366	$559,596	$596,402		$6,297,364

Liabilities and Shareholders' Equity
Debt	$3,335,115	$502,934	$152,496 412,148	(a) (c)	$4,402,693
Accounts payable, accrued expenses and other liabilities	572,389	56,662	(40,014 (2,191	)(a) )(b)	586,846
Company-obligated mandatorily redeemable preferred securities of a trust holding solely Parent Company subordinated debt securities	136,965	—	—		136,965
Shareholders' equity	1,096,897	—	73,963	(b)	1,170,860

Total	$5,141,366	$559,596	$596,402		$6,297,364

THE ROUSE COMPANY AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year ended December 31, 2001
(Unaudited)
(In thousands, except per share data)

	The Rouse Company and Subsidiaries (Historical) (Note 3)	Lakeside Mall	North Star	Oakbrook Center	Water Tower Place	Collin Creek- Dillard's	Sawmill Place Plaza	South Square Mall	River Ridge Mall	Kravco	Subject Properties (Collin Creek Perimeter Mall and Willowbrook)	Pro Forma Adjustments (Note 4)		The Rouse Company and Subsidiaries (Pro Forma Combined)
Revenues	$947,056	$31,420	$30,892	$47,002	$46,536	$1,609	$2,316	$9,683	$9,010	$37,212	$80,866	$(9,683 (142,076	)(c) )(d)	$1,091,843
Operating expenses, exclusive of provision for bad debts, depreciation and amortization	(477,581)	(11,557)	(10,413)	(17,580)	(21,540)	—	(752)	(4,029)	(3,812)	(28,506)	(29,380)	4,029 72,190 (2,280	(c) (d) )(e)	(531,211)
Interest expense	(223,287)	—	—	(1,646)	—	—	—	—	—	(7,641)	—	(28,311 9,287 2,286 (17,144	)(a) (d) (g) )(i)	(266,456)
Provision for bad debts	(8,685)	—	—	—	—	—	—	—	—	—	—	—		(8,685)
Depreciation and amortization	(129,676)	—	—	—	—	—	—	—	—	(3,850)	—	(20,077 3,850 (6,253	)(a) (d) )(f)	(156,006)
Equity in earnings of unconsolidated real estate ventures	32,806	—	—	—	—	—	—	—	—	19,157	—	(9,341 (2,912 (5,159 1,180	)(a) )(b) )(d) (e)	35,731
Net gains (losses) on operating properties	(432)	—	—	—	—	—	—	—	—	—	—	—		(432)

Earnings from continuing operations before income taxes	140,201	19,863	20,479	27,776	24,996	1,609	1,564	5,654	5,198	16,372	51,486	(150,414)		164,784
Income taxes, primarily deferred	(27,396)	—	—	—	—	—	—	—	—	—	—	(1,753	)(h)	(29,149)

Earnings from continuing operations	$112,805	$19,863	$20,479	$27,776	$24,996	$1,609	$1,564	$5,654	$5,198	$16,372	$51,486	$(152,167)		$135,635

Earnings from continuing operations per share of common stock after provision for dividends on
Preferred stock:
Basic	$1.46													$1.55

Diluted	$1.44													$1.54

Weighted average number of common shares outstanding:
Basic	68,637													79,002

Diluted	69,694													80,059

The accompanying notes are an integral part of these statements.

THE ROUSE COMPANY AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Three Months ended March 31, 2002
(Unaudited)
(In thousands, except per share data)

	The Rouse Company and Subsidiaries (Historical) (Note 3)	Lakeside Mall	North Star	Oakbrook Center	Water Tower Place	Collin Creek- Dillard's	The Streets at South Point	Sawmill Place Plaza	South Square Mall	River Ridge Mall	Kravco	Subject Properties (Collin Creek Perimeter Mall and Willowbrook)	Pro Forma Adjustments (Note 4)		The Rouse Company and Subsidiaries (Pro Forma Combined)
Revenues	$239,002	$7,059	$7,943	$11,051	$11,676	$299	$1,995	$606	$1,898	$2,317	$8,907	$20,103	$(1,898 (34,557	)(c) )(d)	$276,401
Operating expenses, exclusive of provision for bad debts, depreciation and amortization	(119,289)	(2,337)	(2,429)	(4,041)	(5,806)	—	(670)	(236)	(812)	(846)	(7,596)	(6,951)	812 18,525 (570	(c) (d) )(e)	(132,246)
Interest expense	(54,364)	—	—	(346)	—	—	—	—	—	—	(1,875)	—	(7,485 2,221 1,063 (3,446)	)(a) (d) (g) (i)	(64,232)
Provision for bad debts	(2,136)	—	—	—	—	—	—	—	—	—	—	—	—		(2,136)
Depreciation and amortization	(33,284)	—	—	—	—	—	—	—	—	—	(936)	—	(5,040 936 (1,563	)(a) (d) )(f)	(39,887)
Other provisions and losses	(9,616)	—	—	—	—	—	—	—	—	—	—	—	—		(9,616)
Equity in earnings of unconsolidated real estate ventures	6,967	—	—	—	—	—	—	—	—	—	5,384	—	(2,007 (502 (2,790 370	)(a) )(b) )(d) (e)	7,422
Net gains (losses) on operating properties	1,114	—	—	—	—	—	—	—	—	—	—	—	—		1,114

Earnings from continuing operations before income taxes	28,394	4,722	5,514	6,664	5,870	299	1,325	370	1,086	1,471	3,884	13,152	(35,931)		36,820
Income taxes, primarily deferred	(10,320)	—	—	—	—	—	—	—	—	—	—	—	(348	)(h)	(10,668)

Earnings from continuing operations	$18,074	$4,722	$5,514	$6,664	$5,870	$299	$1,325	$370	$1,086	$1,471	$3,884	$13,152	$(36,279)		$26,152

Earnings from continuing operations per share of common stock after provision for dividends on
Preferred stock:
Basic	$.18														$.27

Diluted	$.18														$.27

Weighted average number of common shares outstanding:
Basic	81,329														84,301

Diluted	82,587														85,530

The accompanying notes are an integral part of these statements.

The Rouse Company and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

1.    Allocated Purchase Price

        We will allocate the cost of the acquired assets and assumed liabilities described in Item 2 of the Form 8-K/A based on their respective fair values. The aggregate fair value of the assets acquired and liabilities assumed in the purchase are $1.387 billion and $560 million, respectively. The purchase allocation adjustments made in connection with the development of the unaudited pro forma condensed consolidated financial statements are based on the information available at this time. Subsequent adjustments and refinements to the allocation may be made based on additional information.

2.    Balance Sheet Pro Forma Adjustments

        The accompanying unaudited pro forma condensed consolidated balance sheet includes the following adjustments to present our financial condition as if the transaction were completed on March 31, 2002.

  (a)
  Consolidate our equity method investments in the Subject Properties that we owned prior to the acquisition and eliminate the carrying amounts of the investments in these properties that we reported in investments in and advances to unconsolidated real estate ventures in our historical consolidated balance sheet.

  (b)
  Approximately $131 million of the purchase price was funded from the sale of 12 community retail centers in Columbia, MD and our 50% interest in Franklin Park. We have adjusted the historical balance sheet to record these sales. The community centers have been eliminated from properties held for sale and our interest in Franklin Park has been eliminated from investments in and advances to unconsolidated real estate ventures. The estimated gains of $74 million on these transactions, net of deferred income taxes of $18.3 million, are included in shareholders' equity for purposes of the pro forma balance sheet.

  (c)
  Adjust the historical balance sheet to record funding of the Acquisition using borrowings of $392.5 million on a bridge loan facility and approximately $20 million of borrowings on our unsecured revolving credit facility.

3.    Reclassifications of Historical Balances in Statements of Operations

        Under the provisions of Statement of Financial Accounting Standards No. 144, we classified the 12 community retail centers in Columbia, Maryland and another retail center as properties held for sale in the first quarter of 2002. Operating results for these properties are classified as discontinued operations for both periods presented and, accordingly, are excluded from the pro forma consolidated statements of operations. Operating results for these properties were previously reported in earnings from continuing operations in the historical statement of operations for 2001 and are summarized as follows (in thousands):

Revenues	$19,281
Operating expenses, exclusive of provision
For bad debts, depreciation and amortization	9,123
Interest expense	5,478
Provision for bad debts	307
Depreciation and amortization	3,876
Income taxes, primarily deferred	1,489

Operating loss	$(992)

        In order to conform to our current presentation, expenses of $8.048 million have been reclassified to depreciation expense from other operating expenses in the pro forma statement of operations in 2001.

4.    Statements of Operations Pro forma Adjustments

        The accompanying unaudited pro forma condensed consolidated statements of operations contain certain adjustments, which are explained below, to give effect to the acquisitions of the interests in the acquired properties. The historical statements of revenues and certain expenses of the acquired properties exclude certain expenses that would not be comparable with those resulting from the proposed future operations. The adjustments include results of operations for the indicated periods of the acquired properties based on our accounting policies where such policies differ from those which were applied in preparing the historical statements of the acquired properties.

  (a)
  Adjust the operating results relating to the Subject Properties (previously accounted for using the equity method) and North Star (previously accounted for using the cost method) as follows:

  •
  Eliminate equity in earnings of unconsolidated real estate ventures included in historical results.

  •
  Consolidate interest expense included in equity in earnings of unconsolidated real estate ventures in our historical results and record interest expense on share of mortgage notes assumed at a weighted-average rate of 5.3%.

  •
  Record depreciation and amortization expense in accordance with our established accounting policies.

  (b)
  Eliminate the equity in earnings of operating results of Franklin Park included in our historical results.

  (c)
  Eliminate the operating results of South Square Mall which was subject to a contract of sale at the acquisition date. The sale is expected to close in August 2002.

  (d)
  Adjust the operating results of Oakbrook Center, Water Tower Place, Sawmill Place Plaza, River Ridge Mall and Kravco to record our share of earnings using the equity method as follows:

  •
  Eliminate revenues and expenses

  •
  Eliminate equity in earnings of unconsolidated real estate recorded by Kravco

    •
    Record our equity in the earnings of the aforementioned ventures, adjusted for interest expense at a weighted-average effective rate of 5.8% on mortgage notes secured by the properties and for depreciation and amortization expense based on our investment in the properties.

  (e)
  Adjust operating results for our share of jointly acquired assets and assumed liabilities as follows:

  •
  Record dividends payable on perpetual preferred stock

  •
  Adjust equity in earnings for equity in income on purchase money notes and equity in loss of MerchantWired.

  (f)
  Adjust depreciation and amortization expense for Lakeside and Collin Creek-Dillard's to conform to our established accounting policies.

  (g)
  Record interest capitalization on acquired investments in development projects—Westin New York, Streets at Southpoint and Fashion Show Expansion.

  (h)
  Record current and deferred tax expense related to operations of acquired assets we own in certain of our taxable REIT subsidiaries.

  (i)
  Record interest expense on borrowings under a bridge loan facility and our unsecured revolving credit facility at an effective rate of 5.15% and 2.84%, respectively.

QuickLinks

  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Signatures
INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION
Report of Independent Public Accountants
LAKESIDE MALL LIMITED PARTNERSHIP Historical Statement of Operations (Note 1) Year Ended December 31, 2001 (000's omitted)
LAKESIDE MALL LIMITED PARTNERSHIP Notes to Historical Statement of Operations Year Ended December 31, 2001 ($000's omitted)
Report of Independent Public Accountants
THE NORTH STAR MALL JOINT VENTURE Historical Statement of Operations (Note 1) Year Ended December 31, 2001 ($000's omitted)
THE NORTH STAR MALL JOINT VENTURE Notes to Historical Statement of Operations Year Ended December 31, 2001 ($000's omitted)
Report of Independent Public Accountants
OAK BROOK URBAN VENTURE, L.P. Historical Statement of Operations (Note 1) Year Ended December 31, 2001 ($000's omitted)
OAK BROOK URBAN VENTURE, L.P. Notes to Historical Statement of Operations Year Ended December 31, 2001 ($000's omitted)
Report of Independent Public Accountants
WATER TOWER JOINT VENTURE AND SUBSIDIARY Historical Statement of Operations (Note 1) Year Ended December 31, 2001 ($000's omitted)
WATER TOWER JOINT VENTURE AND SUBSIDIARY Notes to Historical Statement of Operations Year Ended December 31, 2001 ($000's omitted)
Report of Independent Public Accountants
PLANOLE STORE, L.P. (COLLIN CREEK—DILLARD'S) Historical Statement of Operations (Note 1) Year Ended December 31, 2001 (000's omitted)
PLANOLE STORE, L.P. (COLLIN CREEK—DILLARD'S) Notes to Historical Statement of Operations Year Ended December 31, 2001 ($000's omitted)
Report of Independent Public Accountants
SAWMILL PLACE PLAZA ASSOCIATES Historical Statement of Operations (Note 1) Year Ended December 31, 2001 (000's omitted)
SAWMILL PLACE PLAZA ASSOCIATES Notes to Historical Statement of Operations Year Ended December 31, 2001 ($000's omitted)
Report of Independent Auditors
DURHAM ASSOCIATES (A General Partnership) Historical Statement of Operations Year Ended December 31, 2001 ($000's omitted)
DURHAM ASSOCIATES (A General Partnership) Notes to Historical Statement of Operations For the Year Ended December 31, 2001 ($000's omitted)
Report of Independent Auditors
RIVER RIDGE LIMITED PARTNERSHIP Historical Statement of Operations Year Ended December 31, 2001 ($000's omitted)
RIVER RIDGE LIMITED PARTNERSHIP Notes to Historical Statement of Operations For the Year Ended December 31, 2001 ($000's omitted)
Report of Independent Auditors
KRAVCO INVESTMENTS, L.P. Consolidated Statement of Income and Certain Expenses Year ended December 31, 2001 (In thousands)
KRAVCO INVESTMENTS, L.P. Notes to Consolidated Statement of Income and Certain Expenses Year ended December 31, 2001 (In thousands)
Independent Auditors' Report
SUBJECT PROPERTIES Combined Statement of Revenues and Certain Expenses Year ended December 31, 2001 (in thousands)
SUBJECT PROPERTIES Notes to Combined Statement of Revenues and Certain Expenses Year ended December 31, 2001
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
THE ROUSE COMPANY AND SUBSIDIARIES PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET March 31, 2002 (Unaudited) (In thousands)
THE ROUSE COMPANY AND SUBSIDIARIES PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS Year ended December 31, 2001 (Unaudited) (In thousands, except per share data)
THE ROUSE COMPANY AND SUBSIDIARIES PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS Three Months ended March 31, 2002 (Unaudited) (In thousands, except per share data)
The Rouse Company and Subsidiaries Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)